EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Laredo Petroleum, Inc. (the “Annual Report”).  Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, Inc. and its subsidiary, the future net revenues from those reserves and their present value for the years ended December 31, 2013, 2012 and 2011, and to the inclusion of its summary report dated January 23, 2014 as an exhibit to the Annual Report.  We hereby further consent to the incorporation by reference thereof into Laredo Petroleum Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-178828) and the Registration Statement of Laredo Petroleum Holdings, Inc. and Laredo Petroleum, Inc. on Form S-3 (File No. 333-187479, effective March 22, 2013).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 27, 2014